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Exhibit 24.3

Bunge N.A. Finance L.P. (the "Company")

Power of Attorney

        Each person whose signature appears below hereby constitutes and appoints Carl Hausmann, Michael Scharf and David Kabbes, jointly and severally, his or her true and lawful attorneys in fact, each with full power of substitution, for him or her in any and all capacities, to sign the Company's Registration Statement and any and all amendments (including post effective amendments) to the Company's Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission and/or the Registrar of Companies in Bermuda, granting unto said attorneys in fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ JACQUALYN A. FOUSE Jacqualyn A. Fouse	President (Principal Executive Officer)	March 12, 2008

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  Exhibit 24.3
Bunge N.A. Finance L.P. (the "Company") Power of Attorney